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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Southern Farm Bureau Life Insurance Company

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report refers to a change in the basis of accounting, as a consequence of adopting the National Association of Insurance Commissioners' statutory accounting practices, as of January 1, 2001.

                                            /s/   KPMG LLP

Jackson, Mississippi
April 30, 2002